Exhibit 99.1

For Immediate Release

DubLi, Inc. Reports Second Quarter and Six Month Financial Results for Fiscal 2015

FORT LAUDERDALE, FL – May 14, 2015 – DubLi, Inc. (OTC.PK: DUBL), a global Cashback E-commerce and marketing company that provides consumers around the world with a variety of innovative online shopping and travel opportunities, today reported fiscal 2015 financial results for the three months and six months ended March 31, 2015.

For the three months ended March 31, 2015, revenues increased approximately 200% to $3.8 million over the $1.2 million reported in the same three month period of 2014. The loss from continuing operations in the three months ended March 31, 2015 was approximately $2.0 million and was $1.2 million for the three months ended March 31, 2014. At March 31, 2014, the Company had deferred fee revenues of approximately $13.5 million, substantially all of which will be recognized as revenues during fiscal years 2015 and 2016.

For the six months ended March 31, 2015, revenues were approximately $8.6 million compared to approximately $2.4 million reported in the same period of fiscal 2014, an increase of approximately 250%. The loss from continuing operations in the first six months of fiscal 2015 was approximately $3.4 million resulting in a loss per share of $0.01 compared to a loss of $3.1 million in the same period of the prior year or a loss per share of $0.01.

Commenting on today’s announcement, Ivan Braiker, President and Chief Executive Officer, stated: “The significant growth in revenue is attributed to greater worldwide acceptance of our Cashback model (“Malls”), an increase in the sale of V.I.P. membership packages and growth of the DubLi Partner Program. Mall transactions, defined as the total transaction value passed through the Malls to our merchants totaled approximately $11.7 million in the second quarter and $22.1 million for the six month period. We are experiencing growth in the worldwide adoption of our co-branded Partner Programs and we expect to see continued growth in this key area of our business.”

About DubLi, Inc.:

DubLi provides Cashback rewards and value-based travel, shopping and entertainment portals to online customers all over the world through DubLi.com. DubLi is a consumer-focused company, where the customers’ needs always come first. At DubLi.com, we believe consumers shop at the same stores they shop normally, find the best deals and then earn Cashback with each purchase. DubLi features thousands of brand name stores, industry-leading travel companies from around the world along with insurance, financial services and telecommunications. DubLi, Inc. also offers entrepreneurs the opportunity to create their own distributor organizations by joining DubLi Network (Dublinetwork.com). The global network of Business Associates who form DubLi Network, the sales and marketing engine for DubLi.com, generates traffic to DubLi.com by using direct selling to market a variety of memberships and packages. DubLi Partner (Dublipartner.com) offers a co-branded version of its DubLi.com platform that gives participating organizations a professional and reliable web presence while providing access to DubLi's global online Cashback travel, shopping and entertainment site for their customers and through purchases providing Cashback to the participating organization and to their customers.

DubLi is emerging as a leading provider of innovative travel, shopping, and entertainment solutions to consumers in more than 120 countries. DubLi, Inc. was founded in 2003 and is headquartered in Fort Lauderdale, Florida.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding DubLi’s strategy, future operations, future financial positions, prospects, plans and objectives of management are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," “target” or "continue" and similar expressions (or the negative of these terms) are intended to identify forward-looking statements. These forward statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. DubLi may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on DubLi’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: our ability to successfully obtain consumer and/or market acceptance of our membership Cashback program; the ability to attract customers who purchase through our website; our ability to obtain additional funding and/or generate sufficient working capital to fund our operations; the ability to establish and/or maintain a large growing base of productive business associates; the ability to develop and/or maintain our growing partner programs; the ability to obtain and maintain digital coupon content on our website; the risks related to DubLi’s ability to manage its growth, including accurately planning and forecasting its financial results; the competitive environment for DubLi’s business; DubLi’s ability to protect consumer data and our intellectual property; the ability to adapt to mobile and technological change; the need to manage regulatory, tax and litigations risk; DubLi’s ability to manage international business uncertainties; along with other risks and potential factors that could affect DubLi’s business and financial results identified in DubLi’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Contact:

DubLi, Inc. Contact:
Stefanie Kitzes

investorrelations@dublicorp.com

(561) 362-2399